EXHIBIT 10.25

Portions of this Exhibit 10.25 have been omitted based upon a request for confidential treatment. This Exhibit 10.25, including the non-public information, has been filed separately with the Securities and Exchange Commission “*” designates portions of this document that have been redacted pursuant to the request for confidential treatment filed with the Securities and Exchange Commission.

[Boeing Letterhead]

November 12, 2009

6-5310-JLM-09-045

Mr. James Buch
Timet Metals Corporation
Vice President – Commercial
224 Valley Creek Blvd.
Suite 200
Exton, Pa 19341

Subject: Amendment  to the 2005 SBP

Dear Mr. Melville:

This letter shall serve as an amendment (the “First Amendment”) to those certain “Special Business Provisions” fully executed between The Boeing Company (“Boeing”) and Titanium Metals Corporation (“Seller”) as of August 2, 2005 (the “2005 SBP”).  Simultaneously with the execution of this First Amendment, Boeing and Seller are entering into a new “Special Business Provisions” (the “2009 SBP”) and a new “General Terms Agreement” (the “2009 GTA”) for the purchase and sale of titanium products for the calendar years 2011-2015.  Capitalized terms used herein, but not otherwise defined, shall have the meaning ascribed to them in the 2005 SBP.

As part of entering into the 2009 SBP and 2009 GTA, Boeing and Seller desire to amend certain provisions of the 2005 SBP related to (i) *, (ii) *, (iii) * (iv) *.

By way of additional background, pursuant to Section 10.F.2 of the 2005 SBP, Boeing has sent Seller notices *.  In addition, pursuant to Section 1.03 of Attachment 1 to the SBP, prices for Products *.  Finally, pursuant to Section 16.2 of the 2005 SBP, under certain circumstances, Boeing agreed to *.

Now, therefore, in consideration of the foregoing premises and promises, each of Boeing and Seller hereby agree that the 2005 SBP is amended as follows:

1.           * of the 2005 SBP is hereby amended by inserting a new sentence at the end of the paragraph as follows:

*

2.           *.

3.           * of Attachment 1 to the 2005 SBP is hereby amended and restated in its entirety as follows:

*

*	*		*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
4.           *.

5.       Other than as set for in this First Amendment, the 2005 SBP remains in full force and effect in accordance with its terms.

Please acknowledge your agreement to the foregoing terms by signing below.

Sincerely,

THE BOEING COMPANY, acting through its division,
BOEING COMMERCIAL AIRPLANES

By:           /s/ Jeffry L. Melville
Name:      Jeffry L. Melville
Title:        Procurement Agent

ACCEPTED AND AGREED TO THIS 12th DAY of November, 2009:

TITANIUM METALS CORPORATION

By:           /s/ James Buch
Name:      James Buch
Title:        Vice President – Commercial